Exhibit 99.15

NOTICE OF GUARANTEED DELIVERY

for Ordinary Shares of

EATON CORPORATION PLC

Offer to Redeem Outstanding Ordinary Shares of Eaton Corporation plc

In Exchange for the Issuance of Shares of Common Stock

of

MOBILITY (USA) CORPORATION

Pursuant to the Prospectus, dated [  ], 2027

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON [  ], 2027, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. EATON ORDINARY SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the exchange offer, as set forth in the prospectus, dated [  ], 2027 (the “Prospectus”), and the related Letter of Transmittal and Exchange and Transmittal Information Booklet (taken together, the “Letter of Transmittal”) in the following circumstances:

(1) if certificates representing Ordinary Shares of Eaton Corporation plc (“Eaton”), par value $0.01 per share (“Eaton Ordinary Shares”), are not immediately available;

(2) if Eaton Ordinary Shares or other required documents cannot be delivered to Broadridge Corporate Issuer Solutions, LLC (the “Distribution Exchange Agent”) on or before the expiration of the exchange offer; or

(3) if the procedures for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be mailed to the Distribution Exchange Agent as described in the Prospectus, must be received by the Distribution Exchange Agent prior to the expiration of the exchange offer and must include a guarantee by a “U.S. eligible institution” (as defined in the Prospectus). Any Eaton shareholder who validly tenders (and does not properly withdraw) Eaton Ordinary Shares for shares of common stock, par value $0.01 per share (“SpinCo common stock”), of Mobility (USA) Corporation (“SpinCo”) in the exchange offer will waive their rights with respect to such Eaton Ordinary Shares to receive, and forfeit any rights to, shares of SpinCo common stock distributed on a pro rata basis to Eaton shareholders in the Clean-Up Spin-Off (as defined in the Prospectus) in the event the exchange offer is not fully subscribed. Additional information can be found in the section entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus. Only registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing of The Depository Trust Company as the owner of Eaton Ordinary Shares) may submit this Notice of Guaranteed Delivery.

The Distribution Exchange Agent for the exchange offer is:

Broadridge Corporate Issuer Solutions, LLC

By Mail:	By Hand or Overnight Courier:

Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

For information about the Exchange Offer, please contact

[  ]

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a “U.S. eligible institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE EATON ORDINARY SHARES LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE DISTRIBUTION EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE SECOND NYSE TRADING DAY AFTER THE DATE OF EXECUTION OF SUCH NOTICE OF GUARANTEED DELIVERY. YOU RECOGNIZE THAT ANY EATON SHAREHOLDER WHO VALIDLY TENDERS (AND DOES NOT PROPERLY WITHDRAW) EATON ORDINARY SHARES FOR SHARES OF SPINCO COMMON STOCK IN THE EXCHANGE OFFER WILL WAIVE THEIR RIGHTS WITH RESPECT TO SUCH EATON ORDINARY SHARES TO RECEIVE, AND FORFEIT ANY RIGHTS TO, SHARES OF SPINCO COMMON STOCK DISTRIBUTED ON A PRO RATA BASIS TO EATON SHAREHOLDERS IN THE CLEAN-UP SPIN-OFF IN THE EVENT THE EXCHANGE OFFER IS NOT FULLY SUBSCRIBED. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE U.S. ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to Eaton Corporation plc (“Eaton”) the number of Ordinary Shares, par value $0.01 per share (“Eaton Ordinary Shares”), set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by Eaton to redeem all or a portion of the outstanding Eaton Ordinary Shares held by its shareholders in exchange for the issuance of shares of common stock, par value $0.01 per share (“SpinCo common stock”), of Mobility (USA) Corporation (“SpinCo”) pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Number of Eaton Ordinary Shares to be tendered and share certificate number(s) (if available)

(attach additional sheet if necessary)

Check box if Eaton Ordinary Shares will be tendered by book-entry transfer through an account maintained by The Depository Trust Company:  ☐

Account Number:

(if known)

Dated:

Signature:

Registered Holder’s Signature(s)

Name(s) of Record Holder(s):

Please type or print your name(s) here

Address(es):

Please type or print address, including zip code

ODD-LOT SHARES

This section is to be completed ONLY if Eaton Ordinary Shares are being tendered by or on behalf of a person owning beneficially fewer than 100 Eaton Ordinary Shares who wishes to tender all such Eaton Ordinary Shares. Check one:

☐	By checking this box, I represent that I own beneficially fewer than 100 Eaton Ordinary Shares and am tendering all my Eaton Ordinary Shares.

☐

By checking this box I represent that I am a bank, broker or other nominee who (1) is tendering for the beneficial owners thereof, Eaton Ordinary Shares with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially fewer than 100 Eaton Ordinary Shares and are tendering all such Eaton Ordinary Shares.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, a “U.S. eligible institution”) (i) represents and guarantees that the above-named person(s) own(s) the Eaton Ordinary Shares tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such Eaton Ordinary Shares complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the Distribution Exchange Agent no later than 5:00 p.m., New York City time, on the second NYSE trading day after the date of execution of such notice of guaranteed delivery (a)(i) share certificates representing all physically tendered Eaton Ordinary Shares, in proper form for transfer or (ii) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those Eaton Ordinary Shares in the Distribution Exchange Agent’s account at The Depository Trust Company, (b) the Letter of Transmittal for Eaton Ordinary Shares, properly completed and duly executed, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message (as defined in the Prospectus) and (c) any other required documents.

The U.S. eligible institution that completes this form must communicate the guarantee to the Distribution Exchange Agent and must deliver the Letter of Transmittal and certificates for Eaton Ordinary Shares, or confirmation of book-entry transfer and an agent’s message, and any required documents to the Distribution Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such U.S. eligible institution.

Name of Firm:

Address:

(Zip Code)

Telephone No.(s): ( ) -

Authorized Signature:

Printed Name:

Title:

Dated:

Please Type or Print

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE DISTRIBUTION EXCHANGE AGENT WITH THE LETTER OF TRANSMITTAL.